Exhibit 1
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                             NOTE PURCHASE AGREEMENT
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            NOTE PURCHASE AGREEMENT, dated as of November 9, 2001 (this "Agreement"), by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("Buyer"), and The Immune Response Corporation, a Delaware corporation ("Seller").

            WHEREAS, Seller desires to issue to Buyer, and Buyer has agreed to purchase from Seller, a convertible secured promissory note substantially in the form of Exhibit A hereto (the "Initial Note") in the principal loan amount of $2,000,000, which will be convertible and prepayable as set forth herein;

            WHEREAS, to induce Buyer to make such a loan, Seller has agreed to issue to Buyer a warrant (the "Initial Warrant") to purchase a 1,733,703 shares of Seller's common stock, $.0025 par value per share (the "Common Stock"), which equals $2,000,000 divided by eighty (80%) percent of the exercise price per share, which will initially equal the average of the closing bid prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the issuance date of the Initial Warrant (the "Exercise Price"), subject to the adjustments as set forth in the warrant agreement substantially in the form of Exhibit B hereto (the "Warrant Agreement"); and

            WHEREAS, in connection with, and as a condition to, the issuance and purchase of the Initial Note, Seller and Buyer have agreed, subject to (among other terms and conditions set forth herein) the achievement of the commercial and technical milestones to be set forth on a written schedule (the "Milestone Schedule") to be reasonably negotiated by the parties as soon as reasonably practicable following the Initial Closing (as defined in Section 2.1 hereof), that the Seller will issue, and the Buyer will purchase, additional convertible secured promissory notes (the "Additional Notes" and each, an "Additional Note"; and together with the Initial Note, the "Notes"), each in the form of the Initial Note and each in the principal amount to be reasonably agreed to (up to $2,000,000) by the parties, and additional warrants (the "Additional Warrants" and each, an "Additional Warrant"; and together with the Initial Warrant, the "Warrants") to purchase, pursuant to an additional warrant agreement (the "Additional Warrant Agreement"; and together with the Warrant Agreement, the "Warrant Agreements"), the number of shares of the Common Stock equal to the principal loan amount of such corresponding Additional Note divided by eighty (80%) percent of the exercise price per share of such Additional Warrants, which exercise price shall be equal to the average of the closing bid prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the issuance date of such Additional Warrant, determined and adjusted in accordance with, and subject to the same terms and conditions provided in, the Warrant Agreement.

            NOW,   THEREFORE,   in   consideration   of  the  premises  and  the
representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

            1.    PURCHASE AND SALE.
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            1.1 SALE OF NOTES AND WARRANTS. At the Initial Closing, Seller shall issue to Buyer, and Buyer shall purchase from Seller, for the Purchase Price (as defined in Section 1.2(a) hereof), the Initial Note and the Initial Warrant (together, the "Securities"). Subject to Section 1.3 hereof, at each and any of the Subsequent Closings (as defined in Section 2.1 hereof), Seller shall issue to Buyer, and Buyer shall purchase from Seller, for the applicable Additional Purchase Price (as defined in Section 1.2(a) hereof), an Additional Note and an Additional Warrant (together, the "Additional Securities").

            1.2   PURCHASE PRICE AND PAYMENT.

                  (a) PURCHASE PRICE. The aggregate purchase price for the Securities shall be $2,000,000 (the "Purchase Price"). The aggregate purchase price for any Additional Securities shall be the principal amount of each Additional Note (the "Additional Purchase Price"). The parties hereby agree that ninety-five (95%) percent of the Purchase Price (or, as applicable, of the Additional Purchase Price) will be allocated to each of the Notes and five (5%) percent of the Purchase Price (or, as applicable, of the Additional Purchase Price) will be allocated to each of the Warrants.

                  (b) PAYMENT OF PURCHASE PRICE. The Purchase Price or, as applicable, the Additional Purchase Price shall be paid to Seller by Buyer on the applicable Closing Date (as defined in Section 2.1 hereof) via federal funds wire transfer(s) of immediately available funds in accordance with written instructions to be provided to Buyer by Seller at least two (2) business days prior to the applicable Closing Date.

            1.3 SALE OF ADDITIONAL SECURITIES. Provided that the Initial Closing shall have occurred, subject to the other conditions contained herein, Buyer shall acquire, and Seller shall issue, Additional Securities for the applicable Additional Purchase Price if Seller shall have achieved, in accordance with the Milestone Schedule, the scheduled milestone(s) on or before the applicable date that such milestone(s) was to be achieved.

            2.    CLOSING.
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            2.1 INITIAL CLOSING; SUBSEQUENT CLOSINGS. The closing of the sale and purchase of the Initial Note and the issuance of the Initial Warrant (the "Initial Closing"), and the closing of any sale and purchase of Additional Notes and issuance of other Additional Warrants (the "Subsequent Closings"; and together with the Initial Closings, the "Closings") shall be deemed to take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, 45th Floor, New York, NY 10020, at 10:00 a.m., local time, on such date as Buyer and Seller may mutually agree in writing. The date upon which the Initial Closing shall occur is herein called the "Initial Closing Date" and the date upon which any of the Subsequent Closings shall occur is herein called the "Subsequent Closing Date"; each, a "Closing Date".

            2.2   CLOSING DELIVERIES.

                  (a) SELLER DELIVERIES. Unless otherwise indicated herein, at each of the Closings, Seller shall deliver or cause to be delivered to Buyer the following:

                        (i) the duly executed Initial Note or Additional Note, as the case may be;

                        (ii) a duly executed Intellectual Property Security Agreement (as defined in Section 3.6 hereof) and duly executed UCC-1 financing statements, at the Initial Closing;

                        (iii) a duly executed Warrant Agreement or Additional Warrant Agreement, as the case may be;

                        (iv) copies of any consents of all persons necessary to effectuate this Agreement and to consummate the transactions contemplated hereby;

                        (v)   a  legal  opinion,  dated  as  of  the  applicable
Closing  Date,  of  Pillsbury  Winthrop  LLP,  counsel  to  Seller,   reasonably
satisfactory in form and substance to Buyer; and

                        (vi) written evidence of Nasdaq Consent (as defined in Section 6.2(c) hereof); PROVIDED, HOWEVER, that such evidence shall not be required at the Initial Closing.

                  (b) BUYER DELIVERY. At each of the Closings, Buyer shall deliver or cause to be delivered to Seller the Purchase Price or, as applicable, the Additional Purchase Price.

            3.    TERMS OF THE NOTES.
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            3.1 AMOUNT. The principal amount of the Initial Note shall be $2,000,000 and the principal amount of any Additional Note shall be the amount to be listed on the Milestone Schedule.

            3.2 MATURITY. Unless otherwise converted into the Conversion Shares (as defined in Section 3.4 hereof) in accordance with the provisions hereof or unless extended in writing by Buyer in its sole discretion, each of the Notes shall mature on the three-year anniversary date of the date of issuance of such Note (each, a "Note Maturity Date"). On the applicable Note Maturity Date of any of the Notes, unless converted into the Conversion Shares in accordance with the provisions hereof, all outstanding principal and any accrued and unpaid interest due and owing on such Note shall be immediately paid by Seller.

            3.3 INTEREST; INTEREST RATE; PAYMENT. (a) Each of the Notes shall bear interest at a rate equal to eight (8%) percent (the "Interest Rate") per annum based on a 365-day year and shall be payable quarterly in arrears. Interest (other than interest accruing as a result of a failure by Seller to pay any amount when due as set forth in subsection (b) below) in respect of each of the Notes shall accrue until all amounts remaining owed under such Note shall be fully repaid or the date on which such Note shall be fully converted into Conversion Shares (the "Conversion Date"), as the case may be, and shall be payable in full on the earlier of (i) the Note Maturity Date, (ii) if only the principal of such Note shall have been converted, and such conversion shall have occurred prior to the Note Maturity Date, ten (10) days after the Conversion Date or (iii) otherwise in accordance with Section 6.2(c)(iii) hereof; PROVIDED,

HOWEVER,  that any interest  accruing on overdue amounts  pursuant to subsection
(b) of this Section 3.3 shall be payable on demand.

                  (b) If all or a portion of the principal amount of any of the Notes or any interest payable thereon shall not be repaid when due whether on the applicable repayment date, by acceleration or otherwise, such overdue amounts on such Note shall bear interest at a rate per annum that is three (3%) percent above the Interest Rate (i.e., 11%) from the date of such non-payment until such amount is paid in full (after as well as before judgment). All payments to be made by Seller hereunder or pursuant to the Notes shall be made, without setoff or counterclaim, in lawful money of the United States by certified check or wire transfer in immediately available funds.

            3.4 CONVERSION; VOLUNTARY PREPAYMENT. (a) Subject to Section 3.5 hereof, Buyer may convert the principal and/or any accrued and unpaid interest of any of the Notes, in whole or part, into shares (the "Conversion Shares") of Common Stock at the Conversion Price (as defined below) at any time and from time to time on or after the date of issuance of such Note. For purposes hereof, "Conversion Price" (which shall be hereafter subject to adjustment as provided in Sections 3.7 and 3.8 hereof) for any of the Notes shall mean the product of
(i) 0.8 multiplied by (ii) the average of the closing bid prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the issuance date of such Note. The Conversion Price for the Initial Note, as of the date hereof, shall be $1.1536. Upon conversion, Buyer shall receive the number of shares of Common Stock calculated by dividing the principal amount of, and (at Buyer's election) any interest on, such Note being converted by the Conversion Price. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional shares to which Buyer would otherwise be entitled, Seller shall pay cash in an amount equal to such fraction multiplied by the Conversion Price. None of the Notes shall be subject to automatic conversion or to conversion at the option of Seller.

                  (b) All or part of any of the Notes may be prepaid by Seller ten (10) days following receipt by Buyer of written notice thereof from Seller; PROVIDED, HOWEVER, that any such prepayment on such Note shall be first applied to accrued and unpaid interest of the outstanding Notes and then against their outstanding principal in the inverse order of maturity; and PROVIDED, FURTHER, that if Buyer shall have received such prior written notice that all or any part of such Note shall be prepaid, Buyer shall be immediately entitled to convert such Note at the applicable Conversion Price.

            3.5 CONVERSION PROCEDURES. In order to exercise the voluntary conversion rights set forth in Section 3.4 hereof, Buyer may surrender any of the Notes, appropriately endorsed, to Seller at Seller's principal office, accompanied by written notice to Seller (i) stating that Buyer elects to convert such Note (or portion thereof) and (ii) setting forth the name or names (with address(es)) in which the Conversion Shares shall be issued and registered on the books of Seller. The Conversion Date shall be deemed to be the date that such Note and notice is received by Seller. Within five (5) business days after the Conversion Date, Seller shall deliver to Buyer a stock certificate or certificates (in the denominations requested by Buyer) for the Conversion Shares and/or a notice certified by Seller's Secretary that the Conversion Shares due on such conversion have been issued to and registered on the books of Seller in the name or names specified by Buyer.

            3.6 SECURITY. Each of the Notes shall be secured by Seller's intellectual property (including, without limitation, the patents, trademarks and tradenames set forth on SCHEDULE 4.8(a) hereto) pursuant to and as set forth in the Intellectual Property Security Agreement substantially in the form of EXHIBIT C hereto, as the same may be amended, modified, restated or supplemented from time to time (the "Intellectual Property Security Agreement"), which shall be recorded on or promptly after the Initial Closing Date with the assignment division of the United States Patent and Trademark Office.

            3.7 CONVERSION PRICE ADJUSTMENT. (a) The Conversion Price shall be subject to adjustment as follows:

                  (i) In the event that Seller shall issue additional shares of capital stock (or securities convertible into or exchangeable for capital stock) via a stock dividend or stock distribution paid with respect to its Common Stock, or declare any dividend or other distribution payable with additional shares of its capital stock (or securities convertible into or exchangeable for capital stock) with respect to its Common Stock or effect a split or subdivision of its outstanding shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such stock dividend, stock distribution, split or subdivision, or the earlier declaration thereof, be proportionately decreased.

                  (ii) In the event that the outstanding shares of the Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (iii) In the event that Seller shall issue Additional Shares of Common Stock (as defined in the Warrant Agreement) without consideration or for a consideration per share less than the then-applicable Conversion Price, then and in such event, such Conversion Price shall be adjusted in the same manner (and in accordance with the adjustment provisions set forth in the Warrant Agreement) that the Exercise Price (as defined in the Warrant Agreement) shall be adjusted in the event that Seller shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the then-applicable Exercise Price.

                  (b) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3.7, Seller, at its expense, shall promptly compute such adjustment or readjustment of the Conversion Price in accordance with the terms hereof and furnish to Buyer a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and, if applicable, shall obtain a Nasdaq Consent.

            3.8 PRESERVATION OF CONVERSION RIGHTS UPON MERGER, CONSOLIDATION, ETC. In the case of any consolidation of Seller with, or merger of Seller with or into, another corporation or entity (other than a consolidation or merger that does not result in any reclassification or change of the outstanding capital stock of Seller), or in the case of any sale or conveyance to another corporation or entity of all or substantially all of the assets of Seller, Seller or such successor or purchasing corporation or entity, as the case may be, shall provide in a written agreement to Buyer that Buyer shall have the right thereafter to be issued upon conversion of any of the Notes in accordance with its terms the kind and amount of equity interests and/or other securities and property that Buyer would have owned or have been entitled to receive as a result of such consolidation, merger, sale or conveyance had such Note been converted in full immediately prior to such action. At the request of Buyer, the resulting or surviving entity in any such transaction, if other than Seller, shall acknowledge in writing Buyer's rights hereunder. The provisions of this
Section 3.8 shall similarly apply to successive consolidations, mergers, sales or conveyances.

            3.9 ASSURANCES WITH RESPECT TO CONVERSION RIGHTS. Seller shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Seller, but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of Buyer against impairment or dilution.

            4.    REPRESENTATIONS AND  WARRANTIES  OF  SELLER.   Seller   hereby
represents and warrants to Buyer as follows:

            4.1 DUE ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on Seller's business, operations, assets or condition (financial or otherwise).

            4.2 POWER AND AUTHORITY. Seller has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements contemplated by this Agreement (including, without limitation, the Notes, Intellectual Property Security Agreement and Warrant Agreements) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by Seller at a Closing, each of the Notes, the Intellectual Property Security Agreement and the Warrant Agreements will be the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

            4.3 AUTHORIZATION OF THE NOTES, WARRANTS, CONVERSION AND WARRANT SHARES. All corporate action on the part of Seller and its stockholders necessary for the authorization, issuance, sale and/or delivery of the Notes, the Warrants, the Conversion Shares and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") has been (or, prior to the applicable Subsequent Closing Date, subject only to obtaining a Nasdaq Consent, will be) taken, including, without limitation, the appropriate waiver of the stockholder rights provided by the Rights Agreement between Seller and First Interstate Bank, Ltd, as Rights Agent, dated as of February 26, 1992, or any other similar anti-takeover protections. The issuance, sale and/or delivery of the Initial Note and the Initial Warrant shall not require a Nasdaq Consent. The Conversion Shares and the Warrant Shares, when converted or exercised in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable, and neither they nor any of the Notes or Warrants will trigger or be subject to any preemptive, anti-dilution, ratchet, voting, change of control, first offer or refusal or other similar rights of any stockholder of Seller or other that shall not have been irrevocably and unconditionally waived as of the Initial Closing.

            4.4 COMPLIANCE WITH LAWS. Seller is in compliance in all material respects with all Federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations. Seller has not received any notice of material violation or alleged material violation of any Law by it. Seller has all licenses, permits, orders and approvals of Federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of its business and operations.

            4.5 NO BREACH; CONSENTS. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) result in any lien, pledge, mortgage, security interest, claim, lease, charge, option, easement, servitude or other encumbrance whatsoever (collectively, "Liens") upon any of the property of Seller (other than in favor of Buyer) or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of, accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default under (a) any material instrument, contract or other agreement to which Seller is a party or by or to which it or any of its properties is bound or subject;
(b) Seller's Certificate of Incorporation or By-laws (and all amendments thereto up through the date hereof); or (c) any Law applicable to Seller or any of its properties or operations. Except as set forth on SCHEDULE 4.5(a) hereto, no consent, approval or authorization of, or declaration or filing with, any governmental authority, stockholder of Seller or other person is required on the part of Seller in connection with the execution, delivery or performance of this Agreement or the consummation by it of the transactions contemplated hereby.

            4.6 LITIGATION. Except as disclosed in Seller's SEC Reports (as defined in Section 4.7 hereof), there are no material suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened against or affecting Seller or any of its properties or assets. There are no judgments, orders, injunctions, decrees or awards against Seller that are not satisfied or remain outstanding.

            4.7 SEC REPORTS. Seller has timely filed the following Seller reports (the "SEC Reports") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): (a) annual reports on Form 10-K for the years ended December 31, 1998, 1999 and 2000; (b) quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and (c) proxy statements for the years 1998, 1999 and 2000.
As of their respective dates, none of the SEC Reports or statements or communication provided therein contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact, occurrence, condition or development known to Seller that materially adversely affects the business, properties, prospects or financial condition of Seller that has not been set forth in the SEC Reports.

            4.8 INTELLECTUAL PROPERTY. Schedule 4.8(a) hereto sets forth all material United States and foreign patents, patent applications, service marks, trade names, trademarks, copyrights, whether registered or unregistered or existing under statute or common law, and all registrations, applications and licenses to use any of the foregoing, owned or used by Seller in the conduct of its business (the "Intellectual Property"). Except as set forth on SCHEDULE 4.8(b) hereto, Seller has full right, title and interest in and to all of such Intellectual Property, free and clear of any Lien and no third party has any ownership right, title, interest, claim in or on any of the Intellectual Property. None of the Intellectual Property nor, to Seller's best knowledge, any product, formula, formulation, process, method, know-how, substance, part or other material relating to such Intellectual Property or otherwise being used in the business of Seller infringes upon or violates any rights owned or held by any other person. Except as set forth on SCHEDULE 4.8(b), there is not pending nor, to Seller's knowledge, threatened any claim, suit or action contesting or challenging the rights of Seller in or to any Intellectual Property or the validity of any of the Intellectual Property. To Seller's knowledge, there is no infringement upon or unauthorized use of any of the Intellectual Property by any third party. Except as set forth on SCHEDULE 4.8(b), there is no liability or obligation of Seller to pay amounts for the use of any of the Intellectual Property pursuant to any license or otherwise, and none of the Intellectual Property is licensed by or to Seller or any of its affiliates (I.E., any other person controlling, controlled by or under common control with Seller) or associates (as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")). Seller has not received any notice or other communication indicating that any of the letters patent, service marks or trademarks included in the Intellectual Property are invalid. No officer, director, equityholder or affiliate of Seller nor any of their respective associates has any right to or interest in any of the Intellectual Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof. All fees or other amounts due to any governmental authority in respect of the Intellectual Property, including, without limitation, any amounts payable in respect of filings, registrations and/or renewals have been, and will be through the Initial Closing Date, fully and timely paid. To Seller's knowledge, all technical information developed by and belonging to Seller that has not been patented has been kept confidential.

            4.9 REGISTRATION RIGHTS. No person or entity has, and as of the Initial Closing no person or entity will have, demand, "piggy-back", or other rights to cause Seller to file any registration statement under the Securities Act relating to any securities of Seller or to participate in any such registration statement.

            5.    REPRESENTATIONS   AND   WARRANTIES  OF   BUYER.  Buyer  hereby
represents and warrants to Seller as follows:

            5.1 DUE ORGANIZATION. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite partnership power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.

            5.2 POWER OF BUYER. Buyer has the requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

            5.3 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under (i) any of the organizational documents of Buyer; (ii) any material instrument, contract or other agreement to which Buyer is a party or by or to which it or any of its properties is bound or subject; or (iii) any Law applicable to Buyer or any of its properties or operations.

            5.4 GOVERNMENTAL AND OTHER CONSENTS. No consent, approval or authorization of, or declaration or filing with, any governmental authority or other person is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby.

            5.5 INVESTMENT REPRESENTATIONS. Buyer is acquiring the Securities and the Additional Securities, if any (and any Common Stock issuable upon conversion or exercise of the Securities or Additional Securities), for Buyer's own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities and any Additional Securities, (ii) is able to bear the economic risks involving in purchasing the Securities and any Additional Securities, (iii) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iv) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller's behalf concerning Seller's business, management, and financial affairs and the terms and conditions of the Securities and Additional Securities.

            6.    COVENANTS AND AGREEMENTS.
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            6.1 PRE-CLOSING COVENANTS AND AGREEMENTS. The parties hereto covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Initial Closing Date or the termination of this Agreement:

                  (a) FURTHER ASSURANCES. Each of the parties shall, prior to or at the Initial Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby, and in the Initial Note, the Warrant Agreement and the Intellectual Property Security Agreement. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Initial Closing, including promptly obtaining any consents required in connection herewith.

                  (b) ADDITIONAL DISCLOSURE. Seller shall promptly notify Buyer of, and furnish Buyer with, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled.

            6.2   POST-CLOSING  COVENANTS  AND  AGREEMENTS.  Buyer  and   Seller
covenant and agree from and after the Initial Closing Date to perform or take the following actions:

                  (a) RESERVE FOR CONVERSION SHARES AND WARRANT SHARES. Subject to Section 6.2(c) hereof, Seller shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock for the purpose of issuing Common Stock upon the conversion in full of any of the Notes and exercise in full of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to satisfy the conversion in full of the Notes and exercise of the Initial Warrant and Additional Warrants, if any, Seller shall, subject to Section 6.2(c), forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (b)   REGISTRATION RIGHTS.
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                        (i) DEMAND REGISTRATION. At any time on or after the date six (6) months following the date hereof, Buyer may, by written notice to Seller (a "Demand Notice"), demand that Seller register for sale under the Securities Act all or any portion of the Conversion Shares or Warrant Shares
(including shares covered by the Notes and/or Warrants to the extent Seller receives appropriate assurances that such Notes or Warrants will be converted or exercised prior to or upon the effectiveness of such registration) held by Buyer (or its successor in interest or transferee) in the amount and manner specified in the Demand Notice; PROVIDED, HOWEVER, that the reasonably anticipated aggregate price of the securities to be registered and offered to the public would exceed $500,000. Seller shall be obligated to register securities pursuant to this Section 6.2(b)(i) on two (2) occasions only; PROVIDED, HOWEVER, that if Seller is a registrant then entitled to file a registration statement on Form S-3 or any successor form thereto, Seller shall be obligated to register Buyer's securities on one (1) additional occasion if Buyer provides a Demand Notice requesting that its securities be registered on Form S-3 or any successor form thereto; and PROVIDED, FURTHER, that any such obligation shall be deemed satisfied only when a registration statement covering all registrable securities specified in the Demand Notice shall have become effective.

                  (ii) PIGGYBACK REGISTRATION. If, at any time(s) after the date hereof, Seller shall determine to register for its own account or the account of any other(s) under the Securities Act any of its equity securities, it shall send to Buyer (or its successor in interest) written notice of such determination and, if within twenty (20) days after receipt of such notice, Buyer (or its successor in interest or transferee) shall so request in writing, Seller shall include in such registration statement all of the Conversion Shares or Warrant Shares (including shares covered by the Notes and/or Warrants to the extent Seller receives appropriate assurances that such Notes or Warrants will be converted or exercised upon the effectiveness of such registration) held by Buyer (or its successor in interest or transferee), and requested to be registered. Notwithstanding the foregoing, in the event that any registration shall be, in whole or in part, an underwritten offering, the number of registrable securities to be included in such an underwriting may be reduced (PRO RATA among the Buyer and its successors or assigns and the holders of the other registrable securities contemplated being included in such registrations based on the number of registrable securities requested to be registered by each of them) if and to the extent that the managing underwriter shall be of the good faith opinion (expressed in writing) that such inclusion would reduce the number of registrable securities to be offered by Seller or otherwise adversely affect such offering. Nothing herein shall be construed so as to require Seller, in connection with any proposed offering, to engage the services of an underwriter, as, for example, if Seller shall file a registration statement under Rule 415 of the Securities Act without the services or engagement of any underwriter. This "piggy-back" registration right shall not apply to an offering of equity securities on Form S-4 or S-8 (or their then-equivalent forms) relating to securities to be issued solely in connection with an acquisition of any entity or business or securities issuable in connection with a stock option or other employee benefit plan.

                  (iii) REGISTRATION PROCEDURES. Whenever Seller is required by this Section 6.2(b) to effect the registration of any securities under the Securities Act, Seller will:

                        (A) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities as expeditiously as possible after delivery of a Demand Notice and in no event later than 90 days after receipt of the Demand Notice, and use its best efforts to cause such registration statement to become effective under the Securities Act not later than one hundred twenty (120) days from the date of the Demand Notice; PROVIDED, HOWEVER, that if such Demand Notice requests that Seller register such securities on Form S-3, Seller shall use its best efforts to cause such registration statement to become effective under the Securities Act not later than sixty (60) days from the date of the Demand Notice. Such registration statement shall remain effective for the lesser of one hundred eighty (180) days or until all of Buyer's securities included in such registration statement have been sold ("Requisite Period");

                        (B) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                        (C) promptly furnish to Buyer and to each underwriter (if any) such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as Buyer reasonably may request in order to facilitate the intended disposition of the securities covered by such registration statement;

                        (D) use its best efforts (w) to register or qualify the securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Buyer or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (x) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby, (y) to take such further action as may be necessary or advisable to enable the disposition of the securities covered by such registration statement in such jurisdictions and (z) to remain a registrant entitled to use Form S-3 or any successor form to register the re-sale of the securities under the Securities Act; PROVIDED, HOWEVER, that Seller shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                        (E) use its best efforts (to the extent eligible therefor) to facilitate the listing and reporting of such securities on the Nasdaq National Market (the "NNM");

                        (F) immediately notify Buyer and, if applicable, each underwriter participating in the offering covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Seller has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

                        (G) immediately notify Buyer of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and use its best effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

                        (H) pay all  expenses  incurred in  complying  with this
     Section 6.2(b), including, without limitation, all registration and filing fees, printing expenses, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars, and Seller shall permit, at Seller's expense, subject to the immediately succeeding proviso, a single firm of counsel and a single accounting firm designated by Buyer to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing; PROVIDED, HOWEVER, that in no event shall Seller be required to reimburse Buyer for legal and accounting fees in excess of $25,000 per registration statement, and Seller shall not file any document in a form to which such counsel reasonably objects;

                        (I) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of Seller's size and investment stature, including, without limitation, customary indemnification and contribution provisions;

                        (J) if the offering is an underwritten offering, at the request of Buyer, use its best efforts to furnish to Buyer on the date that securities are delivered to the underwriter(s) for sale pursuant to such registration: (x) a copy of an opinion dated such date of counsel representing Seller for the purposes of such registration, addressed to the underwriter(s), reasonably satisfactory to Buyer and such underwriter(s) and (y) a copy of a letter dated such date from the independent public accountants retained by Seller, addressed to the underwriter(s), reasonably satisfactory to Buyer and such underwriters;

                        (K) make available for inspection by Buyer, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Buyer or underwriter, all financial and other records, pertinent corporate documents and properties of Seller, and cause Seller's officers, directors and employees to supply all information reasonably requested by Buyer, or such underwriter, attorney, accountant or agent in connection with such registration statement;

                        (L) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the resale or transfer of such securities) representing the securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as Buyer or any underwriter may reasonably request; and

                        (M) take all other reasonable actions necessary to expedite and facilitate the registration of the securities pursuant to the registration statement.

                  (iv) Seller shall not grant to any third party any registration rights materially inconsistent with any of those contained herein, or that would, in any way, materially adversely affect or limit the registration rights of Buyer or its permitted assigns without the prior written consent of Buyer.

            (c)   NASDAQ CONSENT.
                  --------------

                  (i) If, as a result of a Conversion Price adjustment pursuant to Section 3.7 hereof and/or an Exercise Price adjustment pursuant to
Section 3.3 of the Warrant Agreement, the Securities could be converted or exercised, as applicable, into a number of shares of Common Stock in excess of which Seller is permitted to issue (I.E., nineteen and 99/100 (19.99%) percent of the then-outstanding shares of Seller's capital stock (the "Nasdaq Threshold")) under the rules or regulations (the "Trading Regulations") of the NNM, or any stock exchange or other self-regulatory organization to which Seller or its securities is subject (collectively, "Nasdaq"), Seller shall (x) promptly thereupon call and hold a meeting of its stockholders in respect thereof and (y) use its best efforts to (A) obtain the necessary approval of its stockholders,
(B) obtain an appropriate order from Nasdaq that there is an applicable exemption from the Trading Regulations or (C) obtain a written opinion from Seller's legal counsel that such approval is otherwise not required, which opinion shall be reasonably satisfactory to Buyer (each, a "Nasdaq Consent").

                  (ii) If, as a result of the Trading Regulations, Seller may not issue to Buyer all of the Conversion Shares and/or Warrant Shares to which Buyer would otherwise be entitled pursuant to this Agreement, the Initial Note and the Initial Warrant Agreement without first obtaining Nasdaq Consent, Seller shall, upon request of Buyer, issue to Buyer the maximum number of shares of Common Stock that Seller may issue without exceeding the Nasdaq Threshold. In no event shall Buyer exercise or convert any of the Securities or Additional Securities into a number of shares of Common Stock that would exceed the Nasdaq Threshold unless and until Seller shall obtain a Nasdaq Consent.

                  (iii) If Seller shall fail to obtain any Nasdaq Consent that would be required in order for Buyer to receive all of the securities of Seller to which it would otherwise be entitled hereunder within one hundred and twenty
(120) days following an adjustment in excess of the Nasdaq Threshold (the "Nasdaq Trigger Date"), then in such event (x) the portion of the principal of, and any accrued and unpaid interest on, outstanding Note(s) that, if converted into shares of Common Stock, would be in excess of the Nasdaq Threshold, shall be immediately due and payable to Buyer by Seller and (y) Buyer shall be entitled to the additional anti-dilution protection set forth in the following sentence. If at any time after the Nasdaq Trigger Date, Seller shall issue Additional Shares of Common Stock (as defined in Section 3.3(1)(D) of the Warrant Agreement), then in such event, Seller shall issue to Buyer warrants ("Trigger Date Warrants") to purchase additional shares of Common Stock in an amount equal to twenty (20%) percent of such Additional Shares of Common Stock (less the number of shares of Common Stock that Buyer shall be entitled to as a result of any other anti-dilution protection in this Agreement or in the Warrant Agreements in respect of such issuance) at an exercise price per share equal to fifty (50%) percent of the Fair Market Value (as defined in the Warrant Agreement) of such Common Stock at such time, and Seller shall promptly issue such warrants pursuant to a warrant agreement substantially in the form of the Warrant Agreement; PROVIDED, HOWEVER, that the obligation of Seller to issue such warrants pursuant to this Section 6.2(c)(iii) shall terminate at such time as Buyer shall have received warrants to purchase a number of shares of Common Stock equal to the number of securities of Seller that Buyer would have been entitled to but for the Trading Regulations; and PROVIDED, FURTHER, that to the extent that the issuance of the Trigger Date Warrants shall cause Seller to issue to Buyer such number of shares of Common Stock that shall exceed the Nasdaq Threshold, Seller shall have the right to immediately pay any portion of principal and accrued and unpaid interest on the then-outstanding Note(s) to reduce the number of shares of Common Stock into which Buyer may convert and/or exercise without exceeding the Nasdaq Threshold. In the event that any provision in this Section 6.2(c)(iii) shall conflict with any of the Trading Regulations, Buyer and Seller shall reasonably negotiate an alternative provision that comes closest to expressing the intention of such conflicting provision.

                  (iv) If Buyer desires to purchase Additional Securities and each of the conditions (other than that contained in Section 8.2(a) hereof) to the purchase and issuance of any Additional Securities has been met (or duly waived), including, without limitation, the achievement of the scheduled milestone on or before the applicable date that such milestone was to be achieved in accordance with the Milestone Schedule, but such issuance would require, in accordance with the Trading Regulations, obtaining Nasdaq Consent, then (x) Seller shall issue, and Buyer shall purchase, the maximum number of Additional Securities permitted without obtaining such approval, which Additional Securities shall be allocated between the Notes and the Warrants as Buyer and Seller shall reasonably agree and (y) Seller shall use its best efforts to obtain Nasdaq Consent as soon as practicable.

            (d) INTELLECTUAL PROPERTY NOTIFICATION. Seller shall promptly notify Buyer of any notice or other communication indicating that any of the letters patent, service marks or trademarks included in the Intellectual Property are invalid or may become invalid for any reason, including, without limitation, Seller's failure to make timely payments of all fees and other amounts due to any governmental authority or any other person in respect of the Intellectual Property, including any amounts payable in respect of filings, registrations and/or renewals.

            (e) LIEN PERFECTION. Seller agrees to execute the UCC-1 financing statements provided for by Law, together with any and all other instruments, assignments or documents, and shall take such other action as may be required to perfect or continue the perfection of Buyer's security interest in the Intellectual Property. Unless prohibited by Law, Seller hereby authorizes Buyer to execute and file any such financing statement on its behalf.

            (f) NOTICES OF RECORD DATE. If, during any time that any of the Notes or Warrants is outstanding, Seller shall propose: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other entity, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, Seller shall mail to Buyer:

                  (x) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this
Section 6.2(f) above; and

                  (y) in the case of the matters referred to in clauses (ii) and
(iii) in this Section 6.2(f), written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify Buyer in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and Seller shall thereafter give Buyer prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after Seller has given the first notice provided for herein or sooner than ten (10) days after Seller has given notice of any material changes as provided for herein.

            (g) FURTHER ASSURANCES; MILESTONE SCHEDULE. Each of the parties shall execute such documents and other papers and take such further action as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby, including, but not limited to, obtaining any consents, waivers or approvals required in connection herewith. As soon as is reasonably practicable following the Initial Closing Date, Buyer and Seller shall make reasonable efforts to negotiate and complete the Milestone Schedule, which shall set forth, among other items, the dates upon which certain commercial and technical milestones shall be reached by Seller and the rights and obligations of Buyer and Seller in respect of purchasing and issuing of Additional Securities at such times.

            7.    CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.
                  --------------------------------------------------------

            7.1 INITIAL CLOSING. The obligation of Buyer to complete the Initial Closing is subject to the fulfillment on or prior to the Initial Closing Date of all of the following conditions, any one or more of which (other than Section 7.1(d) hereof) may be waived by Buyer in writing:

            (a) AGREEMENTS AND CONDITIONS. On or before the Initial Closing Date, Seller shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Closing Date.

            (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have accrued any change, circumstance or event that constitutes or has resulted in, or that is reasonably likely to result in, a material adverse change in Buyer's business, assets, operations or financial condition.

            (d) NO LEGAL PROCEEDINGS. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

            (e) CONSENTS. Seller shall have obtained all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to Buyer.

            (f) OPINION OF SELLER'S COUNSEL. Buyer shall have received a legal opinion, dated the applicable Closing Date, of Pillsbury Winthrop LLP, counsel to Seller, reasonably satisfactory in form and substance to Buyer.

            (g) INITIAL NOTE. Seller shall have duly executed and delivered to Buyer the Initial Note.

            (h)   INTELLECTUAL   PROPERTY  SECURITY   AGREEMENT.   Seller  shall
have duly executed and delivered to Buyer the Intellectual Property Security Agreement.

            (i) FINANCING STATEMENTS. Seller shall have duly executed and delivered to Buyer such UCC-1 financing statements or other documents or instruments that Buyer reasonably believes are necessary to secure, or evidence the security on, the Notes.

            (j) INITIAL WARRANT AGREEMENT. Seller shall have duly executed and delivered to Buyer the Initial Warrant Agreement.

            (k)   PAYMENT OF  CERTAIN  FEES.   Buyer  shall  have  received  the
Expense Reimbursement (as defined in Section 11.5 hereof).

            7.2 SUBSEQUENT CLOSINGS. The obligation of Buyer to complete any of the Subsequent Closings is subject to the fulfillment on or prior to the applicable Subsequent Closing Date of each of the conditions set forth in
Section 7.1 hereof (except subsections (c), (g), (h), (i), (j) and (k) thereof) and all of the following conditions, any one or more of which (including the applicable conditions in Section 7.1, except subsection (d) thereof, and Section 7.2(a) below) may be waived by Buyer in writing:

            (a) NASDAQ CONSENT. Buyer shall have received written evidence reasonably satisfactory to it that Seller shall have obtained any necessary Nasdaq Consent.

            (b) MILESTONE SCHEDULE. Buyer shall have received written evidence reasonably satisfactory to it that Seller has achieved the scheduled milestone on or before the applicable date that such milestone was to be achieved in accordance with the Milestone Schedule.

            (c)   ADDITIONAL   NOTES.  Seller  shall  have  duly  executed   and
delivered  the appropriate Additional Note.

            (d)   ADDITIONAL   WARRANT   AGREEMENTS.   Seller  shall  have  duly
executed  and delivered the appropriate Additional Warrant Agreement.

            8.    CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE.
                  ---------------------------------------------------------

            8.1 INITIAL CLOSING. The obligation of Seller to complete the Initial Closing is subject to the fulfillment on or prior to the Initial Closing Date of all of the following conditions, any one or more of which (other than Section 8.1(c) hereof) may be waived by Seller in writing:

            (a) AGREEMENTS AND CONDITIONS. On or before the Initial Closing Date, Buyer shall have complied with and performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (c) NO LEGAL PROCEEDINGS. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

            (d) INITIAL WARRANT AGREEMENT. Buyer shall have duly executed and delivered to Seller the Initial Warrant Agreement.

            (e) PAYMENT OF PURCHASE PRICE. Buyer shall have paid to Seller the Purchase Price.

            8.2 SUBSEQUENT CLOSINGS. The obligation of Seller to complete any Subsequent Closing is subject to the fulfillment on or prior to the applicable Subsequent Closing Date of each of the conditions set forth in
Section 8.1 hereof and all of the following conditions, any one or more of which (including the conditions in Section 8.1, except subsection (c) thereof, and Section 8.2(a) below) may be waived by Seller in writing:

            (a) NASDAQ CONSENT. Seller shall have received written evidence reasonably satisfactory to it that any necessary Nasdaq Consent shall have been obtained.

            (b) ADDITIONAL WARRANT AGREEMENTS. Buyer shall have duly executed the appropriate Additional Warrant Agreement.

            (c) PAYMENT OF ADDITIONAL PURCHASE PRICE. Buyer shall have paid to Seller the appropriate Additional Purchase Price

            9. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (i) Seller shall fail to pay any principal of any of the Notes, within three (3) business days after such principal payment becomes due in accordance with the terms thereof or hereof; or Seller shall fail to pay any interest on any of the Notes or any other amount payable thereunder, within five
(5) business days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

                  (ii) Any representation or warranty made or deemed made by Seller herein or in any other agreement, certificate or instrument contemplated by this Agreement or that is contained in any certificate, document or financial or other statement furnished by Seller at any time under or in connection with this Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

                  (iii) Seller shall default, in any material respect, in the observance or performance of any other agreement contained in this Agreement or any other agreement or instrument contemplated by this Agreement (including the Warrant Agreements and the Intellectual Property Security Agreement), and such default shall continue unremedied for a period of ten (10) days after written notice to Seller of such default; or

                  (iv) (a) Seller shall  commence any case,  proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Seller shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Seller any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against Seller any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) Seller shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b) or (c) above; or (e) Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (x) if such event is an Event of Default specified in clause (iv) above of this Section 9 with respect to Seller, all of the Notes (with all accrued and unpaid interest thereon) and all other amounts owing under this Agreement and any of the Notes shall automatically and immediately become due and payable and (y) if such event is any other Event of Default, Buyer may, by written notice to Seller, immediately declare all of the Notes (with all accrued and unpaid interest thereon) and all other amounts owing under this Agreement and any of the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Seller.

            10. TERMINATION. This Agreement may be terminated prior to the Initial Closing Date:

            (a) at any time by the mutual consent in writing of the parties hereto;

            (b) by Seller or Buyer in writing if the Initial Closing shall not have occurred by November 15, 2001, but only if the Initial Closing shall not have occurred for a reason other than the breach by such terminating party of any of its representations, warranties, covenants or agreements contained herein;

            (c) at any time by Buyer in writing upon a material breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement; or

            (d) at any time by Seller in writing upon a material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement.

            In the event of termination of this Agreement by Seller or Buyer prior to the Initial Closing as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of Seller or Buyer;
PROVIDED, HOWEVER, that no party shall be relieved of any loss, damage or liability occurring or sustained as a result of a termination following such party's material breach of any representation, warranty, covenant or agreement contained in this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 10 and Section 11 hereof shall survive.

            11.   MISCELLANEOUS.
                  -------------

            11.1  PUBLICITY.   The  parties  may  issue  a  public  announcement
following the Initial Closing in form and content reasonably satisfactory to each of the parties hereto.

            11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   If to Seller:

                  The Immune Response Corporation
                  5935 Darwin Court
                  Carlsbad, CA  92008
                  Attention:  President
                  Facsimile:  (760) 431-8636


                  With a copy (which copy shall not constitute notice) to:

                  Pillsbury Winthrop LLP
                  50 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Thomas E. Sparks, Esq.
                  Facsimile:  (415) 983-7396

            (ii)  If to Buyer:

                  Kevin Kimberlin Partners, L.P.
                  535 Madison Avenue
                  New York, NY  10022
                  Attention:  Kevin Kimberlin and Bruno Lerer, Esq.
                  Facsimile: (212) 486-7392


                  With a copy (which copy shall not constitute notice) to:

                  Kirkpatrick & Lockhart LLP
                  1251 Avenue of the Americas, 45th Floor
                  New York, NY  10020-1104
                  Attention:  Stephen R. Connoni, Esq.
                  Facsimile:  (212) 536-3901

            11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the certificates executed in connection with the consummation of the transactions contemplated hereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

            11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

            11.5 EXPENSES. Seller and Buyer shall, subject to the immediately succeeding sentence, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, the Notes, the Warrants and the Intellectual Property Security Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders and accountants. Notwithstanding the preceding sentence, Seller shall reimburse Buyer at the Initial Closing for all legal expenses and costs incurred by Buyer in connection with the negotiation, preparation and execution of this Agreement and the other agreements contemplated hereby (the "Expense Reimbursement") in an amount equal to $35,000. The Expense Reimbursement shall be deducted from the Purchase Price or paid by Seller separately, as Seller and Buyer shall agree.

            11.6 TRANSFERABILITY. Subject to securities laws restrictions of general applicability, this Agreement, the Notes, the Intellectual Property Security Agreement and the Warrant Agreements (collectively, the "Loan Documents") and all rights hereunder and thereunder are freely and separately transferable and assignable, in whole or in part, by Buyer, directly or indirectly, to any of its affiliates (the "Permitted Transferees"). Neither Buyer nor any of the Permitted Transferees shall (i) transfer any of the Loan Documents to any person or entity known by Buyer to be a competitor of Seller or
(ii) assign less than twenty-five (25%) percent of any of the Notes to any person or entity (other than a Permitted Transferee), except as expressly provided herein or with the prior written consent of Seller, which consent shall not be unreasonably withheld. The foregoing permitted transferees and assignees shall be entitled to the rights provided in the Loan Documents. Notwithstanding the foregoing, in the event of an assignment or transfer of any of the Loan

Documents to a person or entity other than a Permitted Transferee, Buyer shall act as collateral agent in respect of the Intellectual Property Security Agreement and prior to such assignment or transfer, Seller, Buyer and the transferee shall enter into a Collateral Agent Agreement on reasonable terms to be agreed upon among the parties at such time. Seller may not assign or delegate any of its obligations under the Loan Documents without the prior written consent of Buyer (or its successor or permitted transferee or assignee). For purposes hereof, a sale or exchange by Seller of all or substantially all of its assets shall constitute an assignment/delegation requiring Buyer's prior written consent.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first above written.

                                    KEVIN KIMBERLIN PARTNERS, L.P.


                                    By:/s/ Kevin Kimberlin
                                       ---------------------------------
                                       Name: Kevin Kimberlin
                                       Title: Member Manager

                                    THE IMMUNE RESPONSE CORPORATION


                                    By: /s/ Howard Sampson
                                       ---------------------------------
                                       Name: Howard Sampson
                                       Title: Vice President, Finance
                                              Chief Financial Officer, Treasurer

                                    EXHIBIT A
                                    ---------



                       Convertible Secured Promissory Note

                                    EXHIBIT B
                                    ---------



                                Warrant Agreement

                                    EXHIBIT C
                                    ---------



                    Intellectual Property Security Agreement